Exhibit 99.2

Safe Harbor CEO Issues Letter to Shareholders Addressing Capital Structure, Nasdaq Listing and Proposed Opifex Transaction

Letter accompanies the release of the Company’s third-quarter financial results

GOLDEN, Colo., Nov. 9, 2026 — SHF Holdings, Inc., doing business as Safe Harbor (“Safe Harbor” or the “Company”) (Nasdaq: SHFS), a fintech platform serving the banking, lending and financial services needs of the regulated cannabis and hemp industries, today released a letter to shareholders from Terrance Mendez, the Company’s Chief Executive Officer, Chief Financial Officer and a member of its Board of Directors. The letter accompanies the Company’s release of its third-quarter financial results.

Dear Fellow Shareholders,

The last several weeks have been difficult for Safe Harbor’s stockholders, and I want to address that directly. Our share price has declined sharply since our reverse stock split on September 30, 2026, and recent conversions of our Series B Convertible Preferred Stock have substantially diluted our common stockholders. Shareholders have raised important questions with our investor relations team. This letter aims to answer them so that every shareholder has the same information at the same time.

Our core business continues to grow

Our operating business performed well in the third quarter. Revenue was $1.95 million, up 6.5% from $1.83 million a year ago. Loan program income rose 70.2% to approximately $869,000, reflecting our larger share of loan program income under the Second Amended Commercial Alliance Agreement with Partner Colorado Credit Union (“PCCU”), which increased from approximately 35% up to 65% effective October 1, 2025. For the first nine months of 2026, revenue was $5.86 million, up 4.5% compared to the prior year.

For the three months ended September 30, 2026, our client deposits also grew. Average client deposit balances rose 3.8% to $112.0 million, and our trailing 14-day average deposit balance at quarter-end reached $119.3 million, up 7.4% from a year earlier. Total operating expenses for the quarter declined 3.2% to $2.95 million compared to the three months ended September 30, 2025, and our operating loss also narrowed 17.7% to approximately $1.0 million.

I also want to be clear about our challenges. We reported a net loss of approximately $979,000 for the quarter. Account fee income declined 17.1% and professional services costs rose 63.3% compared with the third quarter of 2025, reflecting increased legal, accounting and other professional costs. We continue to operate at a loss, our liquidity is limited, and our financial statements include a going concern disclosure.

What happened to our share count

To understand the dilution, it helps to revisit how the issuance of the Series B securities came about. In May 2025, we were reporting that the Company’s liabilities exceed its assets and it would not have enough cash to complete the year without a recapitalization. In September 2025, we completed a recapitalization that, as described in our 2025 Annual Report on Form 10-K, cancelled our approximately $10.7 million PCCU note, terminated our forward purchase agreement and brought in new capital in exchange for Series B Convertible Preferred Stock and Series B Warrants. It also established our equity line of credit. That transaction stabilized our balance sheet at a critical time. However, the Series B terms included price adjustment provisions that have since worked against common stockholders.

On September 30, 2026, the Company effected a 1-for-12 reverse stock split of its Common Stock pursuant to a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, which became effective on September 30, 2026. The 2026 Reverse Stock Split was approved by the Company’s stockholders on November 6, 2025, and the 1-for-12 ratio was approved by the board of directors of the Company (the “Board” or the “Board of Directors”) on September 16, 2026.

The September 30, 2026 reverse stock split triggered a provision of the Series B documents that resulted in a reset of the conversion price of the Series B Convertible Preferred Stock to the average of the five lowest daily volume-weighted average prices in the 15 trading days after the split. On October 22, 2026, the conversion price reset from $18.6336 to $0.1210 per share. The exercise price of the Series B Warrants did not change and remains $18.6336.

From October 22 through November 6, 2026, holders of the Series B Convertible Preferred Stock converted 19,529 shares into 131,219,818 shares of common stock. As a result, our common shares outstanding increased from 1,028,702 on September 30 to 132,248,520 on November 6. As of November 6, 2026, 7,605 shares of Series B Convertible Preferred Stock remained outstanding, which are currently convertible into a maximum of approximately 62.9 million additional shares.

The Series B also carries other obligations that we have described in prior filings, and we continue to evaluate potential arrangements involving the Series B securities, including in connection with the proposed transaction with Opifex Media, Inc. (“Opifex”). If we reach any agreement, we intend to disclose it promptly through our SEC filings.

Our use of the equity line

We raised $1.1 million under our equity line of credit during the first nine months of 2026. Under its terms, 25% of the proceeds of each draw must be used to redeem Series B Convertible Preferred Stock, and our ability to draw is limited when our stock trades below $1.00. We do not intend to draw on the equity line while the Opifex term sheet remains in effect. However, we continue to manage spending against a 52-week rolling cash forecast and have identified cost reductions within our control that we would implement if necessary.

Our plan for Nasdaq compliance

We effected the September 30 reverse split to address Nasdaq’s $1.00 minimum bid price requirement. Our stock has largely traded below $1.00 since the split, and we did not regain compliance by the end of our initial compliance period on October 19. On October 20, 2026, Nasdaq granted us a second 180-day compliance period, through April 19, 2027. To regain compliance, our stock must close at or above $1.00 for at least 10 consecutive business days before that date.

We intend to evaluate all available options, including a further reverse stock split, which would require stockholder approval. In connection with the proposed Opifex transaction, we may seek stockholder approval of a reverse split to the extent needed to meet the bid price requirement.

Under Nasdaq rules, if our common stock has a closing bid price of $0.10 or less for ten consecutive business days, Nasdaq will issue a delisting determination regardless of any remaining compliance period, and our stock would be suspended from trading on Nasdaq while any appeal is pending. Our common stock has recently closed below $0.10 on eight consecutive business days, and, if that continues, our stock could be suspended and delisted from Nasdaq before April 19, 2027.

If our common stock is suspended or delisted, we expect it would be quoted on an over-the-counter market. We cannot assure you that it would qualify for the OTCQB Venture Market, which has its own eligibility standards, including a minimum bid price, rather than OTC Pink. Over-the-counter quotation generally offers less liquidity and visibility than a national exchange. A suspension or delisting could also constitute a Triggering Event under the Series B Certificate of Designations and could affect the proposed Opifex transaction, which requires Nasdaq approval of our continued or initial listing.

Separately, our stockholders’ equity as of September 30, 2026, was $5.2 million, exceeding Nasdaq’s $2.5 million minimum stockholders’ equity requirement by $2.7 million. However, meeting this requirement does not resolve our minimum bid price deficiency.

Maintaining our listing is a priority, and we are working diligently toward compliance. There can be no assurance that we will succeed.

The proposed transaction with Opifex Media

On October 23, 2026, we signed a non-binding term sheet with Opifex Media, Inc., a Beverly Hills, California-based media holding company focused on the creator economy. Under the proposed terms, a wholly owned subsidiary of SHFS would merge with and into Opifex, and Opifex security holders would receive newly issued SHFS common stock. The transaction is expected to be accounted for as a reverse acquisition, with Opifex as the accounting acquirer.

Here is what the proposed terms would mean for existing shareholders:

●	Ownership. Opifex security holders would own approximately 85% of the combined company on a fully diluted basis. All legacy SHF Holdings Inc. shareholders would own approximately 15%, subject to adjustment between 12.5% and 17.5% based on a fairness opinion, and gain exposure to a new business.
●	The combined company. The combined company would be expected to have a different business focus, name, board of directors and management.
●	Litigation. Under the term sheet, Opifex would acquire the Company including the Abaca litigation, and its resolution would not be a condition to closing.
●	Listing. The combined company could be required to meet Nasdaq’s initial listing requirements, which are more stringent than the continued listing requirements.
●	Stockholder vote. Completing the transaction would require stockholder approval, including any reverse stock split and increase in authorized shares. Stockholders would receive a proxy statement and other materials describing the transaction before any vote.

The term sheet is non-binding except for certain specified provisions. Completing the transaction depends on, among other things, definitive agreements, due diligence, approval by certain holders of Series B Convertible Preferred Stock, the conversion of the Series B Securities to common stock, Opifex’s audited financial statements, a fairness opinion, stockholder approval, an equity financing and Nasdaq approval. There is no assurance that definitive agreements will be signed or that the transaction will be completed on these terms before April 19, 2027, or at all. We will update you through our SEC filings as the negotiations progress.

Other matters you may be asking about

Abaca litigation. The trial concerning damages and the remaining claims in our dispute with the former owners of Abaca was held on August 10 and 11, 2026. The court has not issued a ruling yet, and we cannot predict when it will or what the outcome will be. We estimate the range of reasonably possible loss at $0 to $7.8 million, plus interest. An adverse ruling at or near the upper end of that range would exceed our available liquidity, and the $3.0 million we previously deposited in the court’s registry is not available to fund operations.

PCCU. On October 21, 2026, PCCU sold all of its Series B Convertible Preferred Stock to another Series B holder in a private transaction to which the Company was not a party. As a result, we no longer consider PCCU a related party. PCCU remains our largest customer and most important financial institution partner. It also serves as the depository for substantially all of our cash.

How we will communicate from here

You deserve clear and consistent information. We will report developments on the Opifex transaction, any arrangement involving the Series B securities, our Nasdaq listing and the Abaca ruling in filings with the SEC. Questions may be directed to ir@SHFinancial.org; however, we cannot share nonpublic information with any individual investor.

Looking ahead

Through a period of significant challenges, our team has stayed focused on serving our clients and financial institution partners, and our core business has continued to grow. Our priorities are clear: preserving liquidity, maintaining our Nasdaq listing, addressing our capital structure, and pursuing a strategic path that preserves value for shareholders. Important work remains, and outcomes are not guaranteed. I will continue to report to you openly as these efforts advance.

Thank you for your patience and your continued support.

Sincerely,

Terrance E. Mendez

Chief Executive Officer, Chief Financial Officer, and Director of SHF Holdings, Inc.

About Safe Harbor

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services, and institutional solutions tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has assisted in the processing of more than $38.7 billion in cannabis-related depository funds across 41 states and territories since inception. Through its proprietary technology, platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. Safe Harbor is a financial technology company, not a bank and not a lender. Banking services are provided by our partner financial institutions. Credit decisions are made by third-party financing partners, not Safe Harbor. For more information, visit shfinancial.org.

Solicitation Material

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to Safe Harbor’s stockholders at a meeting of stockholders seeking approval of certain matters in connection with the proposed transaction. In connection with the proposals, Safe Harbor may file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement of Safe Harbor and a prospectus (the “Proxy Statement/Prospectus”). After the Registration Statement is declared effective, Safe Harbor will mail the definitive Proxy Statement/Prospectus to its stockholders. INVESTORS AND SECURITY HOLDERS OF SAFE HARBOR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SAFE HARBOR, OPIFEX, THE PROPOSED TRANSACTION AND THE PROPOSALS. Investors and security holders may obtain free copies of the Registration Statement, the Proxy Statement/Prospectus and other documents that Safe Harbor files with the SEC, when available, at the SEC’s website (www.sec.gov) or from Safe Harbor by accessing information included on Safe Harbor’s website (ir.shfinancial.org), which is not incorporated by reference herein.

Participation in the Solicitation

Safe Harbor, Opifex and their respective directors and certain of their respective executive officers may be deemed participants in the solicitation of proxies from Safe Harbor’s stockholders in connection with the proposed transaction. Information about Safe Harbor’s directors and executive officers, including their ownership of Safe Harbor securities, appears in Safe Harbor’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on May 8, 2026 (under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Compensation Discussion and Analysis”), and in its Annual Report on Form 10-K filed with the SEC on April 15, 2026. Changes in their holdings since those dates have been or will be reflected in Forms 3, 4, or 5 filed with the SEC. Information about Opifex’s directors and executive officers, and additional information about all participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus and other relevant materials filed with the SEC when they become available. These documents can be obtained free of charge as described above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Proposed Transaction with Opifex, the Series B Convertible Preferred Stock and Series B Warrants, our Nasdaq listing, the Abaca litigation, our liquidity and our business. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “would” and similar expressions may identify forward-looking statements. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including: the termination of the term sheet or failure to execute definitive agreements for the Proposed Transaction; failure to obtain required stockholder, Nasdaq or other approvals or consents, including any required arrangements with holders of the Series B securities; failure to obtain required financing or satisfy other closing conditions; further conversions of the Series B Convertible Preferred Stock and resulting dilution; our ability to meet registration obligations and avoid Triggering Events under the Series B documents; our ability to regain compliance with the Nasdaq minimum bid price requirement by April 19, 2027 and to maintain compliance with other listing requirements; the suspension or delisting of our common stock from Nasdaq, including under Nasdaq’s rule requiring a delisting determination if our common stock has a closing bid price of $0.10 or less for ten consecutive business days, and the effect of any suspension or delisting on the liquidity and market price of our common stock, on the Series B securities and on the Proposed Transaction; the outcome and timing of the Abaca litigation; our liquidity and ability to continue as a going concern; our dependence on PCCU; Opifex’s ability to complete its pending acquisitions and deliver audited financial statements; and the other risks described in our Annual Report on Form 10-K for 2025 and our Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2026. Forward-looking statements speak only as of the date of this letter, and we undertake no obligation to update them except as required by law.

Safe Harbor Investor Relations Contact

ir@SHFinancial.org

Safe Harbor Media Relations Contact

safeharbor@kcsa.com